EXHIBIT 5.7

CONSENT OF ENGINEER

I hereby consent to references to my name included or incorporated by reference in Teck Resources Limited’s Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Sincerely,

/s/ Robin Gold
Name:	Robin Gold
Title:	P. Eng.

Sparwood, British Columbia

Date: September 17 , 2020